Exhibit 23.3

Suite 1210 - 777 Hornby Street                  macdonald
Vancouver, BC                                   tuskey
V6Z 1S4 CANADA                                  CORPORATE AND SECURITIES LAWYERS
Telephone: (604) 689-1022
Facsimile: (604) 681-4760



June 30, 2010

Board of Directors
Pepper Rock Resources Corp.

Re: Amended Registration Statement on Form S-1/A

Gentlemen:

I hereby consent to the incorporation of our opinion dated April 8, 2010 into the amended Registration Statement on Form S-1/A Amendment No. 2. I further consent to the reference to our firm under the heading "Experts" in the amended Registration Statement.

Sincerely,

                                      Yours truly,


                                      /s/ W.L. MACDONALD LAW CORPORATION
                                      ------------------------------------------
                                      W.L. MACDONALD LAW CORPORATION



           Macdonald Tuskey is an association of law corporations with lawyers called in the Provinces of British Columbia and
                       Alberta and the State of New York.